GMO
                                 CODE OF ETHICS


                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              Dated August 18, 2006









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                                Table of Contents

Table of Contents..............................................................i

Introduction...................................................................1

   A.          General Principles..............................................1
   B.          Applicability of the Code to Certain Access Persons.............1
       1.      Certain Outside Directors of GMO................................1
       2.      Certain Trustees of GMO Trust...................................1
Part I:        Fiduciary and Professional Standards............................2

   A.          Conflicts of Interest - Standards...............................2
   B.          Gifts...........................................................3
   C.          Disclosure......................................................4
   D.          Confidentiality.................................................4
   E.          Reporting and Accountability....................................4
       1.      Access Persons..................................................4
       2.      GMO's Chief Compliance Officer..................................4
       3.      Conflicts of Interest Committee.................................4
       4.      Investigating and Enforcing the Code............................5
   F.          Compliance with the Federal Securities Laws.....................5
Part II: Personal Trading Policies.............................................6

   A.          Introduction....................................................6
       1.      Fiduciary Duty..................................................6
         a.    Place the interests of the GMO Funds and Accounts first.........6
         b.    Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting
               requirements....................................................6
         c.    Avoid taking inappropriate advantage of their positions.........6
       2.      Appendices to the Code..........................................6
         a.    Definitions (capitalized terms in the Code are defined in
               Appendix 1);....................................................6
         b.    Master Personal Trading Policies and Procedures and the
               appendices thereto (Appendix 2);................................6
         c.    Quick Reference Guide to Pre-Clearance and Quarterly Reporting
               (Appendix A to Appendix 2);.....................................6
         d.    Quarterly Transaction Report (Appendix B to Appendix 2);........6
         e. Contact Persons including the Chief Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2);...................6
         f.    Annual Holdings Report (Appendix D to Appendix 2);..............6
         g.    Beneficial Ownership Report (Appendix E to Appendix 2);.........7
         h.    File a PTAF (Appendix F to Appendix 2);.........................7
         i.    Annual Certificate of Compliance (Appendix G to Appendix 2);....7
         j.    Form Letter to Broker, Dealer or Bank ("407" Letter) (Appendix H
               to Appendix 2); and.............................................7
         k.    List of GMO Sub-Advised Funds (Appendix I to Appendix 2)........7
   B.          Personal Securities Transactions................................7
       1.      Pre-Clearance Requirements for Access Persons...................7
         a.    General Requirement.............................................7
         b.    General Policy..................................................7
         c.    Procedures......................................................7
         d.    No Explanation Required for Refusals............................7
       2.      Prohibited Transactions.........................................8
         a.    Prohibited Securities Transactions..............................8
            i. Initial Public Offerings........................................8
            ii.   Options on Securities........................................8
            iii.  Securities Purchased or Sold or Being Considered for Purchase
                  or Sale......................................................8
            iv.   Short-Term Profiting.........................................8
            v. Short Selling of Securities.....................................9
            vi.   Short-Term Trading Strategies in GMO Funds...................9
         b.    Improper Securities Transactions................................9
            i. Inside Information..............................................9
            ii.   Market Manipulation..........................................9
            iii.  Market-Timing of GMO Advised/Sub-Advised Funds...............9
            iv.   Others.......................................................9


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       3.      Exemptions.....................................................10
         a.    Pre-Clearance and Reporting Exemptions.........................10
            i. Securities Transactions Exempt from Both Pre-clearance and
               Reporting......................................................10
            ii.   Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements...................................10
         b.    Application to Commodities, Futures and Options................11
         c.    Application to Limit Order.....................................13
         d.    Application to Margin Accounts.................................13
       4.      Reporting Requirements.........................................13
         a.    Initial and Annual Disclosure of Personal Holdings.............13
         b.    Quarterly Reporting Requirements...............................14
         c.    Brokerage Statements...........................................14
         d.    Special Reporting Requirements for Non-Access Directors........14
         e.    Review of Reports..............................................14
         f.    Availability of Reports........................................14
       5.      Private Placements/Non-GMO Employee Stock Investment Options...14
Part III: Compliance with this Code of Ethics.................................15

   A.          Conflicts of Interest Committee................................15
       1.      Membership, Voting and Quorum..................................15
       2.      Investigating Violations of the Code...........................15
       3.      Annual Reports.................................................15
       4.      Review of Denied Trades........................................15
   B.          Remedies.......................................................15
       1.      Sanctions......................................................15
       2.      Review.........................................................16
       3.      Review of Pre-Clearance Decisions..............................16
   C.          Exceptions to the Code.........................................16
   D.          Compliance Certification.......................................16
   E.          Inquiries Regarding the Code...................................16
   F.          Boards of Trustees Approvals...................................17
       1.      Approval of Code...............................................17
       2.      Amendments to Code.............................................17
Appendix 1: Definitions.......................................................18

Appendix 2: Master Personal Trading Policies and Procedures...................22

Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting....29

Appendix B: Quarterly Transaction Report......................................32

Appendix C: Contact Persons...................................................33

Appendix D: Annual Holdings Report............................................34

Appendix E: Beneficial Ownership Report.......................................35

Appendix F: File a PTAF.......................................................36

Appendix G: Annual Certificate of Compliance..................................37

Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)..............38

Appendix I: List of GMO Sub-Advised Funds.....................................39

GMO U.K. Ltd. Code of Ethics Supplement.......................................40

GMO Australia Limited Code of Ethics Supplement...............................43

GMO Renewable Resources Limited (New Zealand) Code of Ethics Supplement.......44


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                                  Introduction

A.   General Principles

As an investment adviser, GMO is a fiduciary with respect to the assets managed on behalf of its various clients. As a fiduciary, GMO owes a duty to its clients to at all times act in the clients' best interest. This Code of Ethics (the "Code") is based on the principle that GMO's directors, officers, employees, and certain other related persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. The Code applies to all Access Persons(1) (with exceptions for certain provisions described in Section B below) and is intended to promote:

o    honest and ethical  conduct,  including  the ethical  handling of actual or
     apparent   conflicts  of  interest   between   personal  and   professional
     relationships;

o full, fair, accurate, timely and understandable disclosure in reports and documents that a registrant files with, or submits to, the SEC and in other public communications made by GMO Trust or GMO;

o    compliance with applicable laws and governmental rules and regulations;

o the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

o    accountability for adherence to the Code.

The Code consists of three principal components. "Part I: Fiduciary and Professional Standards" focuses principally on the professional conduct that is expected of all Access Persons. "Part II: Personal Trading Policies" focuses on specific pre-clearance and reporting obligations with respect to personal transactions in securities. Lastly, "Part III: Compliance with this Code of Ethics" discusses certain procedural aspects of how the Code is implemented.

B.   Applicability of the Code to Certain Access Persons

     1. Certain Outside Directors of GMO.

Certain members of GMO's Board of Directors may be classified as "Non-Access Directors" (see Appendix 1 to this Code for a definition of this term).
Non-Access Directors are subject to all parts of this Code except Part II.B (other than Parts II.B.2.b and II.B.4.d) of the Code, as described herein.

2.   Certain Trustees of GMO Trust.

Certain members of the Board of Trustees of GMO Trust are classified as "Independent Trustees" (see Appendix 1 to this Code for a definition of this term). Independent Trustees are subject to the Code of Ethics for the Independent Trustees of GMO Trust and are not subject to the terms of this Code.




-----------------------------
(1) Capitalized words are defined in Appendix 1.


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                  Part I: Fiduciary and Professional Standards

As mentioned, GMO is a fiduciary with respect to the assets managed on behalf of its various clients, and, as a result, Access Persons have a fiduciary duty to place the interests of GMO's clients ahead of their own. This fiduciary duty may be compromised by potential conflicts of interest with respect to an Access Person. Whenever a potential conflict arises, the Access Person must report the conflict to GMO's Chief Compliance Officer. This Part I sets forth the proper standards and procedures for evaluating and reporting potential conflicts of interest.

A "conflict of interest" occurs when an Access Person's private interest interferes with the interests of, or that person's service to, GMO Funds and Accounts. For example, a conflict of interest would arise if an Access Person, or a member of his family, receives improper personal benefits as a result of that person's position at GMO.

Although typically not presenting an opportunity for improper personal benefit, conflicts arise from, or are a result of, the contractual relationship between GMO Funds and Accounts and GMO. As a result, this Code recognizes that Access Persons may, in the normal course of their duties, be involved in establishing policies and implementing decisions that will have different effects on GMO and a GMO Fund or Account. Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940 (the "Advisers Act"). In reading the following examples of conflicts of interest under the Code, Access Persons should keep in mind that such a list cannot ever be exhaustive by covering every possible scenario. It follows that the overarching principle - that the personal interest of an Access Person should not be placed improperly before the interest of GMO Funds or Accounts - should be the guiding principle in all circumstances.

A.   Conflicts of Interest - Standards

     Each Access Person must:

     o not use personal influence or personal relationships improperly to influence investment decisions or financial reporting by a GMO Fund or Account whereby the Access Person would benefit personally to the detriment of the GMO Fund or Account;

     o not cause a GMO Fund or Account to take action, or fail to take action, for the individual personal benefit of the Access Person rather than for the benefit of the GMO Fund or Account;

     o not use material non-public knowledge of portfolio transactions made or contemplated for a GMO Fund or Account to profit personally or cause others to profit, by the market effect of such transactions;

     o not retaliate against any employee or Access Person for reports of potential violations of law that are made in good faith.

     There are some conflict of interest situations that should always be discussed with GMO's Chief Compliance Officer if material. Examples of these include:

     o any outside business activity that detracts from an individual's ability to devote appropriate time and attention to his responsibilities;

     o service as a director on the board (or equivalent position) of any public company;


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     o service as a director or similar position for any foundation,  charity or other institution such that the Access Person may influence the selection or consideration of GMO as an investment adviser;

     o the providing of any financial, political or other support or existence of any other relationship with any person connected with the account of any public pension fund client of GMO;

     o the receipt of any gifts or entertainment of significant value (see Gifts policy below);

     o any ownership interest in, or any consulting or employment relationship with, any of GMO's or a GMO Fund's service providers;

     o a direct or indirect financial interest in commissions, transaction charges or spreads paid by a GMO Fund or Account for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Access Person's employment, such as compensation or equity ownership.

B.   Gifts

     On occasion, because of their affiliation with the Funds or Accounts, Access Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with any GMO Entity. Due to the potential conflicts of interest, gifts of significant value (e.g., fair market value of greater than $50) should generally not be accepted. In cases where a GMO employee or his or her supervisor believes that attendance at certain events will be beneficial to GMO and/or its Clients' interests, the employee should request via their supervisor that GMO pay for the cost of the employee's attendance. In instances where this is not possible, the employee may participate provided that such participation is approved by her supervisor, and the supervisor reports the receipt of the invitation, including appropriate explanation, within StarCompliance.

     Examples of gifts that may not be accepted:

     o Golf
     o Tours, Cruises or Tourist Events
     o Sporting Events
     o Arts/Cultural Events
     o Services
     o Parties
     o Conference Fees
     o Travel Expenses

     All gifts of substantial value (i.e. greater than $250) must be approved by both your supervisor and the Conflicts of Interest Committee prior to receipt.

     The following exceptions are made to this policy and may be accepted and need not be reported, except as indicated:

     o Gifts with a fair market value of less than $50.

     o Working lunch/dinner without entertainment if reasonable in relation to the circumstances.

     o  Gifts  of   nominal   value   (i.e.   less  than   $100),   particularly
     holiday-related, that are consumed or enjoyed within GMO by and among GMO employees (i.e. not enjoyed solely by an individual).

     o Lunch or dinner with entertainment provided by a GMO service provider where other clients of the service provider are also present, provided that the attendance of events of this nature is reported to the Chief Compliance Officer.


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     Gifts Register
     All gifts, except for the exceptions noted above, must be recorded by the approving supervisor on a register within StarCompliance.

C.   Disclosure

     o Each Access Person must be familiar with the disclosure requirements applicable to the GMO Funds, including disclosure controls and procedures; and
     o Each Access Person must not knowingly misrepresent, or cause others to misrepresent, facts about GMO Funds or Accounts to others, including to the Trustees and auditors of the GMO Funds, and to governmental regulators and self-regulatory organizations.

D.   Confidentiality

     Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds and Accounts, except to persons whose responsibilities require knowledge of such information.

E.   Reporting and Accountability

     1. Access Persons

     Each Access Person will be provided with a copy of the Code and any amendments to the Code. Each Access Person (except as otherwise indicated below) is subject to the following reporting and accountability requirements:

     a) At least once a year, each Access Person (other than any Independent Trustee) must affirm in writing (which may be by electronic means) that the Access Person has received, read, understands, and complied with the Code and the Procedures and any amendments thereto. Periodic training will be offered by the Compliance Department in conjunction with this affirmation;

     b) Each Access Person must notify GMO's Chief Compliance Officer promptly if the Access Person knows of any violation of this Code. Failure to do so is itself a violation of this Code;

     c) Each Access Person must report at least annually affiliations and potential conflicts; and

     d) Each Access Person must report any known or apparent conflict with an Access Person's fiduciary obligations, including his or her own, to GMO's Chief Compliance Officer.

     2. GMO's Chief Compliance Officer

     The Chief Compliance Officer must:

     a) assess current procedures and, where appropriate, develop systems or processes to solicit disclosure of potential conflicts and related issues; and

     b) provide additional information as requested by the Conflicts of Interest Committee.

     3. Conflicts of Interest Committee


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     The Conflicts of Interest  Committee,  which is an instrumentality of GMO's
     Executive Committee, is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, J.B. Kittredge, and Bevis Longstreth.

     4. Investigating and Enforcing the Code

     Procedures to be followed in investigating and enforcing this Code:

     a)  the  Compliance   Department  will  take  all  appropriate   action  to
     investigate any violations and potential violations reported to it or GMO's Chief Compliance Officer;

     b) the Compliance Department will report such findings to the Conflicts of Interest Committee;

     c) the Conflicts of Interest Committee will consider appropriate actions, such as granting waivers, modifying applicable policies and procedures, or recommending the dismissal of an Access Person;

     d) the Compliance Department will report all findings and actions taken by the Conflicts of Interest Committee to the Trustees of GMO Trust; and

     e) any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

F.   Compliance with the Federal Securities Laws

     More generally, Access Persons are required to comply with applicable federal securities laws at all times. Examples of applicable federal securities laws include:

     o the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

     o the Investment Advisers Act of 1940 and the SEC rules thereunder;

     o the Investment Company Act of 1940 and the SEC rules thereunder;

     o title V of the Gramm-Leach-Bliley Act of 1999 (privacy and security of client non-public information); and

     o the Bank Secrecy Act, as it applies to mutual funds and investment advisers, and the SEC and Department of the Treasury rules thereunder.


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

                       Part II: Personal Trading Policies

A.   Introduction

     1. Fiduciary Duty.

     As fiduciaries, Access Persons must at all times:

     a. Place the interests of the GMO Funds and Accounts first.

     Access Persons must scrupulously avoid serving their own personal interests ahead of the interests of the GMO Funds and Accounts in any decision relating to their personal investments. An Access Person may not induce or cause a Fund or Account to take action, or not to take action, for personal benefit, rather than for the benefit of the Fund or Account. Nor may any Access Person otherwise exploit the client relationship for personal gain. For the avoidance of doubt, an Access Person may not engage in short-term trading strategies (i.e. market timing) for their own account (or any account in which the Access Person has a Beneficial Interest) in any GMO Fund, as such activity would constitute a breach of their fiduciary duty to the Fund.

     b. Conduct all personal Securities Transactions consistent with this Code including both the pre-clearance and reporting requirements.

     Doubtful situations should be resolved in favor of the GMO Funds and Accounts. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.

     c. Avoid taking inappropriate advantage of their positions.

     Access Persons must not only seek to achieve technical compliance with the Code, but also should strive to abide by its spirit and the principles articulated herein.

     2. Appendices to the Code.

     The appendices to this Code are attached to and are a part of the Code. The appendices include the following:

          a. Definitions  (capitalized terms in the Code are defined in Appendix
          1);

          b. Master Personal Trading Policies and Procedures and the appendices thereto (Appendix 2);

          c. Quick Reference Guide to Pre-Clearance and Quarterly Reporting (Appendix A to Appendix 2);

          d. Quarterly Transaction Report (Appendix B to Appendix 2);

          e. Contact Persons including the Chief Compliance Officer and the Conflicts of Interest Committee, if different than as initially designated herein (Appendix C to Appendix 2);

          f. Annual Holdings Report (Appendix D to Appendix 2);


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          g. Beneficial Ownership Report (Appendix E to Appendix 2);

          h. File a PTAF (Appendix F to Appendix 2);

          i. Annual Certificate of Compliance (Appendix G to Appendix 2);

          j. Form Letter to Broker, Dealer or Bank ("407" Letter) (Appendix H to Appendix 2); and

          k. List of GMO Sub-Advised Funds (Appendix I to Appendix 2).

B.   Personal Securities Transactions

     1. Pre-Clearance Requirements for Access Persons.

          a. General Requirement.

          All Securities Transactions by an Access Person for an account in which the Access Person has a Beneficial Interest of the types set forth in Section 2 of the Procedures are subject to the pre-clearance procedures set forth in Section 6 of the Procedures.

          b. General Policy.

          In general, requests to buy or sell a security will be denied if the Security (a) was purchased or sold within 3 calendar days prior to the date of the request or (b) is being considered for purchase or sale within 15 calendar days after the date of the request by any Fund or Account. Requests to sell a Security short will be denied for the same reasons and also if the security is owned by any GMO Active Portfolio. However, due to the frequency of trades and automated security selection and trading processes employed by the Algorithmic Trading Division, the foregoing will not apply to securities held by accounts managed by this division.(2)

          c. Procedures.

          The procedures for requesting pre-clearance of a Securities Transaction are set forth in Section 6 of the Procedures and in Appendix A thereto. GMO's Chief Compliance Officer (or a designee) will keep appropriate records of all pre-clearance requests.

          d. No Explanation Required for Refusals.

          In some cases, GMO's Chief Compliance Officer (or a designee) may refuse to authorize a Securities Transaction for a reason that is confidential. GMO's Chief Compliance Officer (or designee) is not required to give an explanation for refusing to authorize any Securities Transaction.

-----------------------------
(2) Please note that Access Persons that are members of the Algorithmic Trading Division are prohibited from transacting in securities within its managed accounts' investment universe.


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

     2. Prohibited Transactions.

          a. Prohibited Securities Transactions.

          The following Securities Transactions are prohibited and will not be authorized, except to the extent designated below.

          i. Initial Public Offerings.

          Any purchase of Securities in an initial public offering other than a new offering of a registered open-end investment company or any initial offering that an Access Person can demonstrate in the pre-clearance process is available and accessible to the general investing public through on-line or other means.

          ii. Options on Securities.

          Options on any securities held by any GMO Active Portfolios. Access Persons also are prohibited from purchasing or selling options on Securities held in an account within his or her own area, even if quantitatively managed.

          iii. Securities Purchased or Sold or Being Considered for Purchase or Sale.

          Any Security purchased or sold or being considered for purchase or sale by a Fund or an Account. For this purpose, a security is being considered for purchase or sale when a recommendation to purchase or sell the Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making the recommendation.

          iv. Short-Term Profiting.

          Profiting from the purchase or sale of the same or equivalent Securities within 60 calendar days is prohibited. If a position is sold for a profit within 60 days, any such profit will ordinarily be required to be disgorged to a charity designated by the Conflicts of Interest Committee. The following securities (as defined in Part II.B.3.a.i and .ii of this Code) are not subject to this prohibition:

          (a)  Mutual  Funds   (excluding  GMO  Funds  which  are  discussed  in
          subsection (vi) below);

          (b) U.S. Government Securities;

          (c) Money Market Instruments;

          (d) Currencies and Forward Contracts thereon;

          (e) Futures on Interest Rates, Bonds, Commodities, and commercially available broad based Indexes;

          (f) Commodities and options on Commodities;

          (g) Securities acquired through the exercise of Rights Offerings;

          (h) Municipal Bonds;

          (i) Open-Ended Exchange Traded Funds; and


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          (j) Dow Jones Industrial Average Index (DIA).

          v. Short Selling of Securities.

          Short selling securities that are held in GMO Active Portfolios. Access Persons also are prohibited from short selling Securities held in an account within his or her own area, even if quantitatively managed. The Compliance Department will determine whether a GMO Active Portfolio holds a Security and whether a Security is held by an Access Person's "area."

          vi. Short-Term Trading Strategies in GMO Funds.

          Redemption of a portion or all of a purchase in a GMO Fund (including the GMO Trust Funds and other mutual funds advised or sub-advised by GMO, but excluding GMO Short Duration Income Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity Overlay Fund) made within the past 60 calendar days. If a position is sold for a profit within 60 days, any such profit will ordinarily be required to be disgorged to a charity designated by GMO's Conflicts of Interest Committee. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, with the same exceptions, over a 12-month period is prohibited. Profits will ordinarily be required to be disgorged in a similar manner.

          b. Improper Securities Transactions.

          The following Securities Transactions may violate the federal securities laws or other legal or regulatory provisions or are otherwise deemed to be improper and are prohibited and will not be authorized under any circumstances:

          i. Inside Information.

          Any transaction in a Security while in possession of material nonpublic information regarding the Security or the issuer of the Security;

          ii. Market Manipulation.

          Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading

          iii. Market-Timing of GMO Advised/Sub-Advised Funds.

          Transactions in GMO Funds (including GMO Sub-Advised Funds) that, when taken together, constitute a short term trading strategy that is inconsistent with the interests of the fund's long-term investors; and

          iv. Others.

          Any other transactions deemed by GMO's Chief Compliance Officer (or a designee) to involve a conflict of interest, possible diversions of corporate opportunities, or an appearance of impropriety.

     3. Exemptions.

     Any Securities Transaction not specifically exempted from pre-clearance and
     reporting   requirements  as  detailed  below  is  fully  subject  to  such requirements.

     a. Pre-Clearance and Reporting Exemptions.

          The following Securities Transactions and other transactions are exempt (as indicated below) from either the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.4 of this Code, or both. Note that de minimis purchases and sales of large market cap stocks, investments in municipal bonds, and investments in Open-Ended Exchange Traded Funds are exempt from pre-clearance, but are subject to quarterly and annual reporting.

          Please note that transactions by employees in GMO Advised Funds, GMO Sub-Advised Funds, and GMO hedge funds are subject to the Code and will be regularly monitored for compliance with the Code. Employees should have no expectation of privacy with respect to such transactions.

          i.  Securities   Transactions   Exempt  from  Both  Pre-clearance  and
          Reporting.

          o Mutual Funds (other than Reportable Funds, including the GMO Advised Funds and GMO Sub-Advised Funds). Securities issued by any registered open-end investment companies (excluding Reportable Funds).

          o U.S. Government Securities. Securities issued by the Government of the United States;

          o Money Market Instruments. Money market instruments or their equivalents, including bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments(3), including repurchase agreements;

          o Currencies and Forward Contracts Thereon. Currencies of foreign governments and forward contracts thereon;

          o Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities; and

          o Rights. Any acquisition of Securities through the exercise of rights issued by an issuer to all holders of a class of its Securities, to the extent the rights were acquired in the issue.

          ii.Securities Transactions Exempt from Pre-clearance but Subject to Reporting Requirements.

          o Discretionary Accounts. Transactions through any discretionary accounts (i) that have been approved by the Compliance Department in advance and (ii) for which the Access Person has arranged for quarterly certification from the third party manager stating that the

-------------------------
(3) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

          individual   (Access  Person  or  Immediate  Family  Member)  has  not
          influenced the discretionary manager's decisions during the period in question;

          o De Minimis Purchases and Sales of Large Cap Stocks by non-Investment Personnel. Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000;

          o Municipal Bonds. Personal investment in municipal bonds is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

          o Open-Ended Exchange Traded Funds (ETF's). Personal investment in shares of Open-Ended Exchange Traded Funds ("ETFs") are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

          o Dow Jones Industrial Average (DIA). Personal investment in units of Dow Jones Industrial Average Index shares is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code;

          o Miscellaneous. Any transaction in other Securities as may from time to time be designated in writing by the Conflicts of Interest Committee on the ground that the risk of abuse is minimal or non-existent;

          o Donation of Securities to a Charity. A donation of securities to a charity is exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in Part II.B.4 of this Code; and

          o Reportable Funds. Securities issued by any mutual funds for which a GMO Advisory Entity serves as an investment adviser, sub-adviser or principal underwriter are exempt from pre-clearance requirements as set forth in Part II.B.1 of this Code, but subject to quarterly transaction reporting and annual holdings disclosure as set forth in
          Part II.B.4 of this Code.

     b. Application to Commodities, Futures and Options.

     i. The purchase or sale of futures on interest rates, futures on currencies, non-exchange-traded options on currencies, and non-exchange-traded options on currency futures are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code or the reporting requirements set forth in Part II.B.4 of this Code.

     ii. The purchase and sale of commodities, exchange-traded options on currencies, exchange-traded options on currency futures, futures on bonds and commodities and the purchase of futures on securities comprising part of a broad-based, publicly traded market based index of stocks and related options are not subject to the pre-clearance requirements set forth in Part II.B.1 of this Code, but are subject to the reporting requirements set forth in Part II.B.4 of this Code.

     iii.Purchasing Options:

     o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

     o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

     o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

     iv. Writing Options:

     o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

     o The exercise of a written option (by the other party) need not be pre-cleared or reported.

     o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

     v. Short-Term Transactions on Options. The following transactions with respect to options violate the Short-Term Profiting provision set forth in
     Part II.B.2.a.iv of this Code:

     Purchasing a Call

     o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

     o Selling the underlying security within 60 days from the date the option was purchased.

     o Selling a put on the underlying security within 60 days from the date the option was purchased.(4)

     o Writing a call on the underlying security within 60 days from the date the option was purchased.(3)

     Purchasing a Put
     o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

     o Buying the underlying security within 60 days from the date the option was purchased.

-----------------------
(4) Portion of the profits that were locked in as a result of the transaction will be required to be forfeited.

     o Selling a call on the underlying security within 60 days from the date the option was purchased.(3)

     o Writing a put on the underlying security within 60 days from the date the option was purchased.(3)

     Writing a Call

     o Purchasing a call on the underlying security within 60 days from the date the option was sold.(3)

     o Buying the underlying security within 60 days from the date the option was sold.

     o Selling a put on the underlying security with 60 days from the date the option was sold.(3)

     Writing a Put

     o Purchasing a put on the underlying security within 60 days from the date the option was sold.(3)

     o Selling the underlying security within 60 days from the date the option was sold.

     o Selling a call on the underlying security with 60 days from the date the option was sold.(3)

c. Application to Limit Order

Limit orders will be subject to an initial pre-clearance upon establishment. Once approved, subsequent trades resulting from the limit order need not be pre-cleared. The Compliance Department will require an attestation from the broker upon the creation of the limit order stating that the broker will act solely within that limit order, with no influence exercised or information supplied by the Access Person or anyone else acting on his or her behalf. Any future changes to existing limit orders must be pre-cleared. All transactions are subject to reporting.

d. Application to Margin Accounts

Dipping below a margin requirement may result in an unapproved security liquidation by the broker making the margin call, which would technically be a violation of the pre-clearance policy. In these instances documentation is required from the brokerage firm to establish that the liquidation was the result of margin requirements, and not a requested transaction by the Access Person.

4. Reporting Requirements

a. Initial and Annual Disclosure of Personal Holdings.

No later than 10 calendar days after initial designation as an Access Person and thereafter on an annual basis (and based on information current as of a date not more than 30 days before the report is submitted), each Access Person must report to the Compliance Department all of the information set forth in Section 1 of the Procedures.

b. Quarterly Reporting Requirements.

Each Access Person must file a quarterly report with the Compliance Department within 10 calendar days of quarter-end with respect to all Securities Transactions of the types listed in Section 2 of the Procedures occurring during that past quarter. The procedures to be followed in making quarterly reports are set forth in Section 7 of the Procedures.

c. Brokerage Statements.

Each Access Person must disclose to the Compliance Department all of his or her reportable brokerage accounts and relationships and must require such brokers to forward to the Compliance Department copies of confirmations of account transactions.

d. Special Reporting Requirements for Non-Access Directors

Notwithstanding the fact that the Non-Access Directors are not subject to the reporting requirements set forth in the three preceding paragraphs, the Non-Access Directors shall be subject to any personal trading restrictions and periodic reporting requirements set forth in GMO's "Procedures for Certain Outside Directors", as may be in effect from time to time.

e. Review of Reports.

The Chief Compliance Officer (or a designee) shall review and maintain each Access Person's reports filed pursuant to paragraphs (a), (b) and (d) above and brokerage statements filed pursuant to paragraph (c) above.

f. Availability of Reports.

All information supplied pursuant to this Code will generally be maintained in a secure and confidential manner, but may be made available (without notice to Access Person) for inspection to the directors, trustees or equivalent persons of each GMO Entity employing the Access Person, the Board of Trustees of each GMO Fund, the Conflicts of Interest Committee, the Compliance Department, GMO's Chief Compliance Officer, GMO Trust's Chief Compliance Officer, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the SEC, any state securities commission, and any attorney or agent of the foregoing or of the GMO Funds.

5. Private Placements/Non-GMO Employee Stock Investment Options

Private placements (including private placements of any non-GMO pooled vehicle or non-GMO Hedge Fund) and Non-GMO Employee Stock Investment Options are subject to pre-clearance and reporting procedures.

                  Part III: Compliance with this Code of Ethics

A. Conflicts of Interest Committee

     1. Membership, Voting and Quorum.

     As of the date of this Code, the Conflicts of Interest Committee consists of Scott Eston, J.B. Kittredge, and Bevis Longstreth. The Conflicts of Interest Committee shall vote by majority vote with two members serving as a quorum.

     2. Investigating Violations of the Code.

     The Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Conflicts of Interest Committee. The Conflicts of Interest Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code will be reported to the Boards of Trustees of the GMO Funds no less frequently than each quarterly meeting.

     3. Annual Reports.

     The Conflicts of Interest Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will provide a written report to the Board of Trustees of each GMO Fund:

     a. Summarizing existing procedures concerning personal investing and any changes in the procedures made during the past year;

     b. Identifying material issues under this Code since the last report to the Board of Trustees of the GMO Funds, including, but not limited to, any material violations of the Code or sanctions imposed in response to material violations or pattern of non-material violation or sanctions;

     c.  Identifying  any  recommended  changes  in  existing   restrictions  or
     procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations; and

     d. Certifying to the Boards of Trustees of the GMO Funds that the applicable GMO Entities have adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     4. Review of Denied Trades.

     The process and standards for Conflicts of Interest Committee review of denied trades is set forth in Section 3 of the Procedures and Appendix A thereto.

B. Remedies

     1. Sanctions.

     If the Compliance Department determines that an Access Person has committed a violation of the Code, the Compliance Department may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the SEC, criminal referral, and termination of the employment of the violator for cause. The Compliance Department also ordinarily requires the Access Person to reverse the trade(s) in question and forfeit any profit or absorb any loss derived therefrom. In such cases, the amount of profit shall be calculated by the Compliance Department and shall be forwarded to a charitable organization designated by the Conflicts of Interest Committee. No member of the Compliance Department may review his or her own transaction.

     Additionally, monetary penalties will be assessed for recurring non-material violations of the Code. Specifically, Access Persons who violate any provisions of the Code on three occasions within any 12-month period will be subject to a $100 penalty. Furthermore, Access Persons who violate any provision of the Code on four occasions within any 36-month period will be subject to a $500 penalty and supervisor notification and, on each subsequent occasion, will be subject to a $1,000 penalty. To the extent that the violation indicates serious misconduct, more serious sanctions will be considered.

     2. Review.

     Whenever the Compliance Department determines that an Access Person has committed a violation of this Code that merits remedial action, it will report such violations and remedial actions taken no less frequently than quarterly to the Conflicts of Interest Committee and the Boards of Trustees of the applicable GMO Funds. The Boards of Trustees of the GMO Funds shall have access to all information considered by the Conflicts of Interest Committee in relation to any matter. The Compliance Department, in consultation with the Conflicts of Interest Committee, may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Trustees.

     3. Review of Pre-Clearance Decisions.

     Upon  written  request by any Access  Person,  the  Conflicts  of  Interest
     Committee  may  review,  and,  if  applicable,   reverse  any  request  for
     pre-clearance denied by the Compliance Department.

C. Exceptions to the Code

     Although exceptions to the Code will rarely, if ever, be granted, the Conflicts of Interest Committee may grant exceptions to the requirements of the Code on a case-by-case basis if the Conflicts of Interest Committee finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported by the Compliance Department as soon as practicable to the Boards of Trustees of the GMO Funds at their next regularly scheduled meeting after the exception is granted.

D. Compliance Certification

     At least once a year, all Access Persons will be required to certify that they have read, understand and complied with the Code and the Procedures. Such certification may be done by electronic means. The Compliance
     Department will offer periodic training in conjunction with this certification.

E. Inquiries Regarding the Code

     The Compliance Department will answer any questions about this Code, the Procedures or any other compliance-related matters.

F.   Boards of Trustees Approvals

     1.  Approval of Code.

     The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve the Code based upon a determination that it contains the provisions reasonably necessary to prevent Access Persons from engaging in conduct prohibited by Rule 17j-1 under the 1940 Act.

     2.  Amendments to Code.

     The Boards of Trustees of the GMO Funds, including a majority of the Trustees who are not "interested persons" under the 1940 Act, must approve any material amendment to the Code or the Procedures within six months of such change.

                             Appendix 1: Definitions

"Access Person" means:

(1) every employee or on-site consultant of Grantham, Mayo, Van Otterloo & Co. LLC or any other GMO Advisory Entity; every partner, member, trustee, director or officer (or other person occupying a similar status or performing similar functions) of GMO Trust or any GMO Advisory Entity; and every other person who provides investment advice on behalf of a GMO Advisory Entity and is subject to the supervision and control of a GMO Advisory Entity;

(2) every general partner, member, trustee, director, officer, employee or on-site consultant of GMO Trust or any GMO Advisory Entity (or any company in a control relationship to any GMO Trust Fund or GMO Advisory Entity) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Security by a GMO Trust Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

(3) every natural person in a control relationship to a GMO Trust Fund or GMO Advisory Entity who obtains information concerning recommendations made to a GMO Trust Fund with regard to the purchase or sale of Securities by the GMO Trust Fund; and

(4)  such other persons as the Compliance Department shall designate.

Please note that Independent Trustees of GMO Trust are subject to the Code of Ethics for the Independent Trustees of GMO Trust and are not subject to the terms of this Code. Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Compliance Department, which will make the determination in all cases.

"Beneficial Interest" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities. An Access Person is deemed to have a Beneficial Interest in Securities owned by members of his or her Immediate Family. Common examples of Beneficial Interest include joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations. Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

"Client" means any GMO Fund, GMO Sub-Advised Fund or GMO Account.

"Code" means this Code of Ethics, as amended.

"Compliance Department" means the Legal and Compliance Department of Grantham, Mayo, Van Otterloo & Co. LLC. Communications received under this Code to be directed to the Compliance Department in the first instance should be directed to the Chief Compliance Officer.

"Chief Compliance Officer" means the Chief Compliance Officer of Grantham, Mayo, Van Otterloo & Co. LLC, namely, Julie Perniola.

"Covered Accounts" means all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise or substantially influence investment decisions.

"Discretionary Account" is an account for which the Access Person has no authority to make investment decisions with respect to the assets in the account. These accounts must first be approved by the Compliance Department. The Access Person is also responsible for arranging a quarterly certification letter from the third party manager stating that the individual in question has not influenced the discretionary manager's decisions during the period in question.

"Equivalent Security" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security.

"GMO Active Portfolio" means any Fund or Account that is managed by application of traditional (rather than quantitative) investment techniques, which includes International Active and Emerging Markets.

"GMO Account" and "Account" mean any  investments  managed for a client by a GMO
Advisory  Entity,   including  private  investment  accounts,  ERISA  pools  and unregistered pooled investment vehicles.

"GMO Advised Fund" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Advisory Entities serves as an adviser. For clarification purposes, this definition does not include any registered investment company that is sub-advised by a GMO Advisory Entity (see definition of "GMO Sub-Advised Fund" below). Currently, GMO Advised Funds include each series of GMO Trust and the Asset Allocation Trust.

"GMO Advisory Entity" means Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australasia LLC, GMO Australia Ltd., GMO Renewable Resources Ltd, GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., or Renewable Resources LLC.

"GMO Entity" means GMO Trust, Grantham, Mayo, Van Otterloo & Co. LLC, GMO Australasia LLC, GMO Australia Ltd., GMO Renewable Resources Ltd, GMO Singapore PTE Ltd., GMO Switzerland GMBH, GMO U.K. Ltd., GMO Woolley Ltd., or Renewable Resources LLC.

"GMO Fund" and "Fund" mean an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be), including GMO Trust, for which any of the GMO Entities serves as an adviser or sub-adviser.

"GMO Sub-Advised Fund" means an investment company registered under the 1940 Act (or a portfolio or series thereof, as the case may be) for which any of the GMO Advisory Entities serves as a sub-adviser. A list of such GMO Sub-Advised Funds is available and will be continually updated on GMO's intranet site, a current version of which is attached hereto as Appendix I.

"GMO Trust Fund" means any series of GMO Trust.

"Immediate Family" of an Access Person means any of an Access Person's spouse and minor children who reside in the same household. Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the Compliance Department determines could lead to the possible conflicts of interest or appearances of impropriety which this Code is intended to prevent. The Compliance Department may from time-to-time circulate such expanded definitions of this term as it deems appropriate.

"Independent Trustee" means any trustee of GMO Trust who is not an "interested person" (as defined in Section 2(a)(19) of the 1940 Act) of GMO Trust.

"Investment Personnel" means those Access Persons who are portfolio managers or trading staff.

"Non-Access Director" means any person who is a director of GMO who (1) is not an officer or employee of a GMO Entity; (2) has been designated as a Non-Access Person by the Chief Compliance Officer (or a designee); (3) is subject to the requirements of GMO's "Procedures Regarding Certain Outside Directors"; and (4) meets each of the following conditions:

     (1) he or she does not have access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any Reportable Fund;

     (2) he or she is not involved in making securities recommendations to Clients, and does not have access to such recommendations that are nonpublic; and

     (3) he or she, in connection with his or her regular functions or duties, does not make, participate in, or obtain information regarding the purchase or sale of a Security by a registered investment company, and his or her functions do not relate to the making of any recommendations with respect to such purchases or sales.

See Appendix A of GMO's "Procedures Regarding Certain Outside Directors" for the current list of GMO directors who have been designated as Non-Access Directors. Please contact the Compliance Department with any questions about which directors are designated as Non-Access Directors.

"Non-GMO Employee Stock Investment Options" means a compensation program offered through the employer of an Access Person's spouse.

"Open-Ended Exchange Traded Funds" represent shares of ownership in either fund, unit investment trusts, or depository receipts that hold portfolios of common stocks which closely track the performance and dividend yield of specific indexes, either broad market, sector or international. While similar to an index mutual fund, ETFs differ from mutual funds in significant ways. Unlike Index mutual funds, ETFs are priced and can be bought and sold throughout the trading day. Furthermore, ETFs can be sold short and bought on margin. ETFs include iShares offered by Barclays, NASDAQ 100 Index Shares (QQQQ), HOLDRs Trusts, and S&P Depository Receipts (SPY).

"Private Placement" means any purchase of Securities in an offering exempt from registration under the Securities Act of 1933, as amended.

"Procedures" means the Master Personal Trading Policies and Procedures of Grantham, Mayo, Van Otterloo & Co. LLC, from time-to-time in effect and attached hereto as Appendix 2.

"Reportable  Fund"  means  any  registered  investment  company  for which a GMO
Advisory Entity serves as an investment adviser, sub-adviser or principal underwriter, or any registered investment company whose investment adviser, sub-adviser or principal underwriter controls a GMO Advisory Entity, is controlled by a GMO Advisory Entity, or is under common control with a GMO Advisory Entity. For purposes of this definition, "control" has the same meaning as it does in Section 2(a)(9) of the 1940 Act. For clarification purposes, currently, Reportable Funds include, but are not limited to, the GMO Trust Funds, Asset Allocation Trust, and the GMO Funds sub-advised by a GMO Entity listed in Appendix I to the Procedures.

"SEC" means the Securities and Exchange Commission.

"Security" means a "Covered Security" as defined in Rule 17j-1 under the 1940 Act, as amended from time to time. Currently, this means anything that is considered a "security" within the meaning of Section 2(a)(36) of the 1940 Act, except that it shall not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

"Securities Transaction" means a purchase or sale of Securities in which an Access Person or a member of his or her Immediate Family has or acquires a Beneficial Interest. A donation of securities to a charity is considered a Securities Transaction.

"StarCompliance"  means a web-based,  automated,  fully managed personal trading
solution,      accessible      from     GMO     computer      terminals      via
http://gmo.starcompliance.com.




Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005
              October 26, 2005
              August 18, 2006

           Appendix 2: Master Personal Trading Policies and Procedures

                               GMO AUSTRALASIA LLC
                               GMO AUSTRALIA LTD.
                          GMO RENEWABLE RESOURCES LTD.
                             GMO SINGAPORE PTE LTD.
                              GMO SWITZERLAND GMBH
                                    GMO TRUST
                                  GMO U.K. LTD.
                                GMO WOOLLEY LTD.
                     GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC
                             RENEWABLE RESOURCES LLC

                              Dated August 18, 2006

The Investment Company Act of 1940 provides that every investment adviser must adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons with access to knowledge of any client activities from engaging in trading that is fraudulent or manipulative. Further, investment advisers are obligated to use reasonable diligence and to institute procedures reasonably necessary to prevent violations of the Code. Fraudulent or manipulative practices are defined very broadly, but over time the SEC's focus has been on four concerns: 1) front running, 2) usurping client opportunities, 3) profiting or taking advantage of opportunities that are presented solely as a result of the adviser's business for clients, and 4) market timing and other short-term trading strategies in advised mutual funds that are detrimental to the interests of long term investors. These Policies and Procedures are intended to summarize in readily understandable form and implement the personal trading policies established by the Code. Persons subject to the provisions of the Code are also required to read the Code and (subject to certain exceptions) certify to the same. It should be noted that the Code contains certain other provisions with respect to standards of ethical conduct in addition to those specifically relating to personal trading.

Fraudulent or deceptive trading (as so defined) is unlawful regardless of whether a client can demonstrate harm. Further, GMO can be sanctioned for not having sufficient procedures, even if no violations occur. Therefore, it is important that these procedures be taken seriously. Failure to adhere to the procedures will result in disciplinary sanction.

1. What is subject to disclosure upon commencement of employment and annually?

     o Covered Accounts: Identification of all persons, entities and accounts which you, your spouse or minor children own, or over which you exercise control or substantially influence investment decisions and have a Beneficial Interest ("Covered Accounts").

     o Discretionary Advisors: The name(s) of any discretionary advisors that manage Covered Accounts on your behalf.

     o Brokerage Relationships: Identification and contact information for all brokerage and other investment transaction accounts used by any Covered Account.

     o Corporate or other Directorships/Officers Positions: You must disclose all corporate or other directorships or officer positions held by you.

     o Holdings: Any ownership of covered securities, including open-end mutual funds sub-advised by GMO.

     Note: See Annual Holdings Report and Beneficial Ownership Report

2. Who and What is subject to Pre-Clearance and Reporting?

     o Purchasing, selling or writing securities (domestic and international), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared and reported, unless specifically exempted below.

     o Persons meeting the definition of "Access Persons" in the Code, including all members, directors/trustees, officers, employees and on-site consultants of any GMO Entity, are subject to the pre-clearance and reporting rules (unless otherwise specified below and in the Code). Any questions concerning whether you are an Access Person subject to the pre-clearance and reporting requirements of the Code should be immediately directed to the Compliance Department. The term "Covered Persons" is used herein to refer to all Access Persons(5).

     o Any Covered Account of a Covered Person (each as defined above).

     o Discretionary Accounts (when a Covered Person has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless the Compliance Department has approved other arrangements in advance.

     o Any trustee of GMO Trust who is not an "interested person" (as defined in the 1940 Act) of a GMO Fund) or GMO hedge fund) and Non-GMO Employee Stock Investment Options are subject to pre-clearance and reporting.

3. What is the process for review of denied trades?

     Conflicts of Interest Committee. A Conflicts of Interest Committee, composed of Scott Eston, J.B. Kittredge, and Bevis Longstreth, has been established to examine situations where a Covered Person would like to seek exception to pre-clearance denial. The Conflicts of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any Covered Person who would like to bring a request before this Committee should submit a request to the StarCompliance mailbox.

4. What is Exempt from Pre-Clearance and Reporting?

     o Open-end mutual funds (excluding Reportable Funds)
     o Money market-like instruments
     o Commercial paper and high quality short-term debt instruments(6), including repurchase agreements
     o U.S. Government Securities or futures thereon
     o Trading in spot currencies
     o Currency Forward Contracts
     o Futures on interest rates
     o Certain Corporate Actions (see Part II.B.3.a.i of the Code)
     o Exercise of Rights Offerings
     o Dividend Investment Programs
     o Miscellaneous (see Part II.B.3.a.ii of the Code)

----------------------------
(5) The obligations and responsibilities of the Independent Trustees of GMO Trust and Non-Access Directors of GMO are covered under separate policies and procedures, as specified in the Code.
(6) High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

5. What is Exempt from Pre-Clearance but Subject to Reporting?

     o Charity/Gifts. The practice of donating securities to charity is subject to quarterly transaction reporting and annual holdings disclosure.

     o Futures and Related Options on commercially available broad based indexes.

     o Futures on Bonds and Commodities

     o Commodities and options on commodities (Note: financial commodity contracts are subject to pre-clearance and reporting)

     o Municipal Bonds

     o Dow Jones Industrial Average Index (DIA)

     o Certain Open-Ended Exchange Traded Funds (ETFs)

     o Reportable Funds

     o GMO Sub-Advised Funds

     o Any discretionary accounts (i) that have been approved by the Compliance Department in advance, and (ii) for which Covered Persons arranged for quarterly certification from outsider manager stating that the individual (Covered Person/spouse and/or minor children/account which Covered Person controls) has not influenced the discretionary manager's decisions during the period in question.

     o Exemption for De Minimis Purchases and Sales of Large Market Cap Stocks by non-Investment Personnel (does not include IPOs): Purchases or sales by Covered Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion as of the date of such purchases or sales provided that the Covered Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If a Covered Person has any question as to whether a transaction qualifies for this exemption, the question should be directed to the Compliance Department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-business day pre-clearance window.

6.   How to Request Pre-Clearance

     A Quick Reference Guide to the procedures is set forth in Appendix A. Covered Persons must send all trade requests via the File a PTAF link in StarCompliance. The Compliance Department strongly recommends that you input ALL trades for approval, regardless of exemption status. This will shift the responsibility of interpreting the code to the system rather than the Covered Person. Based on the trade requests that you input, your quarterly transaction and annual holdings reports will automatically populate. If you submit all trades for pre-clearance (regardless of pre-clearance subjectivity), your form will be completed by the system.

     Generally, requests to buy or sell a security will be denied if any GMO client or product (a) has purchased or sold that security within 3 calendar days prior to the date of the request or (b) is considering the security for purchase or sale within 15 days after the date of the request. Requests to sell a security short will be denied for the same reasons and also if the security is owned by any of GMO's Active Portfolios. However, due to the frequency of trades and automated security selection and trading processes employed by the Algorithmic Trading Division, the foregoing will not apply to securities held by accounts managed by this division.

     For private placements (excluding investments in GMO hedge funds), pre-approval can be requested by submitting an e-mail to the Compliance Department which sets forth the details of the offering. Compliance will ensure that the information is reviewed by the Conflicts of Interest Committee in order to arrive at a decision. The Committee or Compliance may request further information in connection with the consideration. A Covered Person shall not engage in any transactions regarding the subject security during the time that the Committee is considering whether to approve the matter. Covered Persons should allow at least several days for this pre-approval process. With respect to transactions in GMO hedge funds, the submission of subscription or redemption documentation shall constitute a Covered Person's request for pre-approval.

7.   Quarterly Reporting

     All Covered Persons will receive an email at each quarter-end with a link to the Quarterly Transaction Report on which they are required to report all trades effected during the prior quarter. Forms are to be submitted within 10 calendar days of quarter-end. Covered Persons who do not have any trading activity to report for the given quarter are still required to submit the report indicating such.

     See Appendix A "Quick Reference Guide to Pre-Clearance and Quarterly Reporting" and Appendix B "Quarterly Transaction Report".

8.   Special Rules for Certain Investment Practices

     o Initial Public Offerings - Prohibited unless Chief Compliance Officer determines, based upon information provided with a pre-clearance request, that an offering is accessible to general investing public. Determination of public accessibility qualifies for the Conflicts of Interest Committee.

     o Private Placements/Private Pooled Vehicles/Non-GMO Hedge Funds/Non-GMO Employee Stock Investment Options - Permitted subject to pre-approval by the Conflicts of Interest Committee.

     o Options on Securities

     Purchasing Options:

     o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the purchase of an option on such security (i.e. options on U.S. Government securities would be exempt from pre-clearance and reporting).

     o The exercise of a purchased option must also be pre-cleared and reported, unless the option is expiring.

     o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

     Writing Options:

     o If the purchase or sale of the underlying security is subject to pre-clearance and/or reporting, the same applies to the practice of writing of an option on such security.

     o The exercise of a written option (by the other party) need not be pre-cleared or reported.

     o Any offsetting transaction or transaction in the underlying security must be separately pre-cleared and reported.

The following transactions with respect to options implicate the Short-Term Profiting provision set forth below.

     Purchasing a Call

     o Closing out the call position (exercising your rights under the option) within 60 days from the date the option was purchased.

     o Selling the underlying security within 60 days from the date the option was purchased.

     o Selling a put on the underlying security within 60 days from the date the option was purchased.(7)

     o Writing a call on the underlying security within 60 days from the date the option was purchased.(2)

     Purchasing a Put

     o Closing out the put position (exercising your rights under the option) within 60 days from the date the option was purchased.

     o Buying the underlying security within 60 days from the date the option was purchased.

     o Selling a call on the underlying security within 60 days from the date the option was purchased.(2)

     o Writing a put on the underlying security within 60 days from the date the option was purchased.(2)

     Writing a Call

-----------------------------
(7) Portion of the profits that were locked in as a result of the transaction will be forfeited.

     o Purchasing a call on the underlying security within 60 days from the date the option was sold.(2)

     o Buying the underlying security within 60 days from the date the option was sold.

     o Selling a put on the underlying security with 60 days from the date the option was sold.(2)

     Writing a Put

     o Purchasing a put on the underlying security within 60 days from the date the option was sold.(2)

     o Selling the underlying security within 60 days from the date the option was sold.

     o Selling a call on the underlying security with 60 days from the date the option was sold.(2)

o Short-Term Profiting - All Covered Persons are prohibited from profiting from the purchase and sale or sale and purchase of the same or equivalent securities within 60 calendar days. If a Covered Person engages in this practice, any profits earned shall be surrendered to a charity designated by the Conflicts of Interest Committee. The following securities are not subject to this prohibition:

     o Mutual Funds (excluding GMO Funds which are discussed below);

     o U.S. Government Securities;

     o Money Market Instruments;

     o Currencies and Forward Contracts thereon;

     o Commodities and options and futures on bonds and commodities;

     o Securities acquire through the exercise of Rights Offerings;

     o Municipal Bonds; and

     o Certain Open-Ended Exchange Traded Funds,.

o Short Selling of Securities - All Covered Persons are prohibited from the practice of short selling securities that are held in Active Portfolios. This prohibition does not extend to the activity of shorting futures that are traded on commercially available broad-based indexes. Covered Persons are also prohibited from short selling securities that are owned by accounts within their own area, even if their area is quantitatively (and not "actively") managed. The Compliance Department will review holdings upon a short sale pre-clearance request to determine whether an Active Portfolio holds the security and whether an account managed by the Covered Person's area holds the security.

o Insider Trading, Market Manipulation, etc. - Transactions involving the use of material non-public information; that are intended to manipulate the price of or to create the appearance of trading in a security; or that are otherwise designated by the Compliance Department as inappropriate are prohibited and do not qualify for review by the Conflicts of Interest Committee.

o Short-Term Trading Strategies in GMO Funds. - All Covered Persons are prohibited from engaging in market timing or other short term trading strategies in any GMO Fund (including GMO mutual funds and mutual funds sub-advised by GMO). While other criteria may be considered by the Compliance Department, all Covered Persons are specifically prohibited from redeeming a portion or all of a purchase in a GMO Fund, excluding GMO Short Duration Investment Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity Overlay Fund, made within the past 60 calendar days. Additionally, three "round-trip" transactions (purchase and subsequent redemption) in the same GMO Fund, excluding GMO Short Duration Investment Fund, GMO Domestic Bond Fund, GMO Short-Duration Collateral Fund, GMO Short-Duration Collateral Share Fund and GMO World Opportunity Overlay Fund, over a 12 month period is prohibited.

9.   Brokerage Statements

     All Covered Persons are required to disclose to the Compliance Department all their reportable brokerage accounts and relationships and to require such brokers to forward copies of confirmations of account transactions. If the brokers utilize electronic confirmation feeds, than you are required to coordinate with the Compliance Department to ensure that this feed is activated.

10.  Violations

     Violation of these policies can result in sanctions ranging from reprimand, disgorgement of profits, suspension of trading privileges and termination of employment or relationship with GMO.

11.  Annual Affirmation and Attestation

     On an annual basis, all Covered Persons and Non-Access Directors will be required to certify (which may be done by electronic means) that they have read, understand and complied with the above policies and procedures and the Code.

Revised:      February 17, 2000
              June 1, 2000
              January 1, 2001
              August 1, 2001
              March 1, 2002
              March 11, 2003
              July 8, 2003
              September 25, 2003
              October 27, 2003
              January 1, 2004
              April 15, 2004
              June 25, 2004
              April 1, 2005
              October 26, 2005
              August 18, 2006

   Appendix A: Quick Reference Guide to Pre-Clearance and Quarterly Reporting

Who and What is Subject to Pre-Clearance and Reporting?

     Purchasing, selling or writing securities (domestic and foreign), financial commodities or other investment instruments of any kind that are traded in any public or private market must be pre-cleared and reported, unless specifically exempted below.

     Charity/Gifts the practice of donating securities to charity is also subject to pre-clearance and quarterly reporting.

     All members, officers, employees and on-site consultants of any GMO Entity, and certain other related persons are subject to these rules (collectively referred to herein as "Covered Persons").

     Any reportable account owned by a Covered Person, Covered Person's spouse or minor children, and any other account for which a Covered Person controls, or substantially influences the investment decisions ("Covered Accounts").

     Discretionary Accounts (when a Covered Person has hired another adviser to manage any Covered Account on a discretionary basis) are also subject to pre-clearance and reporting unless other arrangements have been approved in advance by the legal department.

What is Exempt from Pre-Clearance and Quarterly Reporting?

     Open-end mutual funds (other than Reportable Funds)
     Money market-like instrument
     U.S. Government Securities or futures thereon
     Trading in spot currencies
     Currency Forward Contracts
     Futures on interest rates
     Mergers
     Tender Offers
     Exercise of Rights Offerings
     Dividend Investment Programs
     Transactions designated by the Conflict of Interest Committee

What is Exempt from Pre-Clearance but Subject to Quarterly Reporting?

     Futures and Related Options on commercially available broad based indexes

     Commodities  and  options  and  futures  on  commodities
     (Note: financial commodity contracts are subject to pre-clearance and reporting)

     Any discretionary accounts (i) that have been approved by the legal department in advance, and (ii) for which the Covered Person has arranged for quarterly certification from outsider manager stating that the individual (Covered Person/spouse and/or minor children/account which Covered Person controls) has not influenced the discretionary manager's decisions during the period in question.

     Exemption for De Minimis Purchases and Sales of Large Market Cap Stocks for non-Investment Personnel (does not include IPOs): Purchases or sales by Covered Persons who are not portfolio managers or trading staff of less than $25,000 of common stock of issuers whose market capitalization is greater than $5 billion provided that the Covered Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. If a Covered Person has any question as to whether a transaction qualifies for this exemption, the question should be directed to the legal department. For trades that qualify for this exemption from pre-clearance, you will be asked to report the market capitalization of the security and the source of such information on your quarterly transaction report. You may utilize this exemption once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than $25,000. That is, if you have determined that your transaction qualifies for this exemption, you may engage in that transaction once during the five-day pre-clearance window.

     Municipal Bonds

     Dow Jones Industrial Average Index

     Certain Open-Ended Exchange Traded Funds

     Reportable Funds

     Futures on Bonds and Commodities

     GMO Sub-Advised Funds

Basic Rule

     Other than as exempted above, all trades must be cleared through the Compliance Department.

How to Request Pre-Clearance

1) Login to http://gmo.starcompliance.com (contact the Compliance Department if you need assistance with your login credentials). Click on File a PTAF. Select the Exchange that the security is traded on, the Brokerage Account that you wish to trade from and the Trade Request Type. Click Next. Select the security that you would like to trade. Fill out the form with all pertinent information and click Submit.

2) The Compliance Department will seek approval from each trading area that may have interest in the security(ies). All requests are dealt with on an anonymous basis.

3) You will be notified via email as soon as possible whether approval was obtained or denied.

4) If your proposed trade was denied, under no circumstance should you effect the trade.

5) If your proposed trade has been approved, you have five business days to effect such trade. If you do not trade within 5 business days of the issuance of pre-clearance, you must request pre-clearance again.

6) In some cases, a request may be denied for a reason that is confidential. An explanation is not required to be given for refusing any request.

What is the process for review of denied trades?

1) Conflict of Interest Committee. A Conflicts of Interest Committee, composed of Scott Eston, J.B. Kittredge, and Bevis Longstreth, has been established to examine situations where a Covered Person would like to seek exception to pre-clearance denial. The Conflict of Interest Committee has the power to override pre-clearance denials if, in its absolute discretion, it believes the proposed activity is in no way fraudulent or manipulative. Any Covered Person who would like to bring a request before this Committee should submit a request to the StarCompliance mailbox.

THERE IS NO GUARANTEE THAT PRE-CLEARANCE WILL BE OBTAINED. THIS MAY MEAN THAT YOU WILL NOT BE ABLE TO SELL A SECURITY YOU OWN OR PURCHASE FOR AN INDEFINITE PERIOD OF TIME.

                    Appendix B: Quarterly Transaction Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------
File Quarterly Transactions Report
--------------------------------------------------------------------------------
             Quarterly Transactions Report for 1st Quarter of 2004
                            Access Person: Test User
                         Start: 1/1/2004 End: 3/31/2004

--------------------------------------------------------------------------------
Bear Stearns - 1234567  -  self
--------------------------------------------------------------------------------
No Reportable Transactions

                                   Add Trade
                                   ---------

By submitting this form, I hereby certify that these are the only transactions in Covered Securities made during the calendar quarter indicated above in which I had any direct or indirect beneficial ownership, and that accounts listed above are the ONLY accounts in which Covered Securities were held during the quarter for my direct or indirect benefit. Nothing in this report will be misconstrued as an admission that I have a direct or indirect beneficial ownership in any of the Covered Securities listed above.

Please type in your name as evidence of your signature.
------------------------------

------------------------------

                         ------------------------------
                              Submit Completed Form
                         ------------------------------

                                                         Logged In As: Test User
--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c)2000 - 2004 Epstein & Associates, Inc. All rights reserved

                           Appendix C: Contact Persons


-------------------------------------------- -----------------------------------
Compliance Issues                            Conflicts of Interest Committee
-------------------------------------------- -----------------------------------

Elysa Aswad, Trading Oversight Coordinator   Scott Eston

Brian Bellerby, Compliance Specialist        J.B. Kittredge

Kelly Butler-Stark, Compliance Analyst       Bevis Longstreth

Kelly Donovan, Compliance Manager

Mark Mitchelson, Compliance Specialist

Julie Perniola, Chief Compliance Officer

-------------------------------------------- -----------------------------------

Note: All requests for the Conflicts of Interest Committee should be submitted to the StarCompliance mailbox (compliance@gmo.com).

                       Appendix D: Annual Holdings Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------
File Annual Holdings Report
--------------------------------------------------------------------------------
                             Annual Holdings Report
                            Year:  2004
                            Name:  User, Test
                            Group: Legal
                            EMail: compliance@gmo.com
                            Phone: 617-330-7500

                 There are no holdings in the system for 2004.

                                Add New Holdings
                                ----------------

--------------------------------------------------------------------------------
By submitting this form, I hereby certify that these are the only Covered Securities in which I had any direct or indirect beneficial ownership as of September 30, 2004. Nothing in this report will be construed as an admission that I have a direct or indirect beneficial ownership interest in any of the Covered Securities or accounts listed above.

Please type in your name as evidence of your signature.
------------------------------

------------------------------

                         ------------------------------
                              Submit Completed Form
                         ------------------------------

                                                        Logged In As: Test User1
--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c)2000 - 2004 Epstein & Associates, Inc. All rights reserved

                     Appendix E: Beneficial Ownership Report

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------
File Beneficial Ownership Reporting Form
--------------------------------------------------------------------------------
                          Beneficial Ownsership Report
                            Access Person: Test User
                            Group: Legal
--------------------------------------------------------------------------------
Please answer the following questions:

1. Are you currently a member of GMO LLC?                         [ ]Yes   [ ]No
2. Are you currently an officer or trustee of GMO Trust?          [ ]Yes   [ ]No
3. Are you currently an officer or director of a non-GMO company? [ ]Yes   [ ]No
4. If you are a non-member, do you currently own a percentage in
   a company that is greater than 5%?                             [ ]Yes   [ ]No
5. If you are a member, do you currently own a percentage in a
   company that is greater than 0.5%?                             [ ]Yes   [ ]No

Note:You must answer either question 4 or 5, but not both (dependent upon your GMO membership status).
     * A member is defined as a partner of the firm.

If you answered yes to any one of the questions 3, 4 and 5, please add the company information by clicking on the link below.

                                Add Company Info
                                ----------------

--------------------------------------------------------------------------------
By submitting this form, I hereby certify that these are the only Covered Companies in which I had any direct or indirect beneficial ownership as of Tuesday, February 10, 2004. Once submitted to the Compliance Department, the report is final.

          ------------------------------
Signature:                                              Date: 2/10/2004
          ------------------------------

                         ------------------------------
                              Submit Completed Form
                         ------------------------------

                                                         Logged In As: Test User
--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c)2000 - 2004 Epstein & Associates, Inc. All rights reserved

                             Appendix F: File a PTAF

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------
File a PTAF
--------------------------------------------------------------------------------
Brokerage Account:      Bear Stearns - 1234567

Security Type:          Common Stock
Security Name:          GENERAL ELECTRIC CO
Ticker Symbol:          GE
Identifier:             US369604103
Action:                 [ ]Buy     [ ]Sell   [ ]Buy To Cover   [ ]Sell Short
Is this a limited
offering or
private placement?      [ ]Yes   [ ]No
Is this an Initial
Public Offering:        [ ]Yes   [ ]No

(Please do not enter any symbols(i.e."$",",") into the following number fields.)

Number of Shares:       150
Price Per Share:        33.17
Total Amount:           4975.5

Is the Market Cap over
5 Billion?              [ ]
If Yes, Value:          333.055  billion

Access Person Office
Location:               Boston, MA

On behalf of someone
other than yourself:    [ ]Yes   [ ]No

If so, who:             -------------------------

                        -------------------------

I also certify that I am unaware of any recent purchases and sales of this security in any client account.

Signature:
-----------------
Test User
-----------------
                                ------------
                                   SUBMIT
                                ------------
                                                         Logged In As: Test User
--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c)2000 - 2004 Epstein & Associates, Inc. All rights reserved

                  Appendix G: Annual Certificate of Compliance

As it appears via http://gmo.starcompliance.com:

--------------------------------------------------------------------------------
File Annual Certificate of Compliance
--------------------------------------------------------------------------------
                 Code of Ethics Annual Certificate of Compliance
                                   Year: 2004
                          Access Person: GMO Test User

I hereby certify that:

I have reviewed the Code of Ethics and Master Personal Trading Policies and Procedures (the "Code");

I have reviewed the Policy for Reporting Suspected Violations, Complaints, and Concerns ("Whistleblower");

I have reviewed the Policy and Procedures for the Prevention of Insider Trading;

I have complied with the above Policies during the course of my association with GMO;

I will continue to comply with the above policies in the future;

I will promptly report to GMO Compliance any violation or possible violation of the above policies of which I become aware; and

I have disclosed or reported all personal securities transactions, holdings, and brokerage accounts to be disclosed or reported pursuant to the Code.

          ------------------------------
Signature:                                              Date: 8/18/2006
          ------------------------------

                         ------------------------------
                              Submit Completed Form
                         ------------------------------

                                                     Logged In As: GMO Test User
--------------------------------------------------------------------------------
Use of this website, and the terms and conditions of the sale of any goods or services, is governed by the Terms of Service. By using this website, you acknowledge that you have read the Terms of Service and agree to be bound by them. Copyright (c)2000 - 2004 Epstein & Associates, Inc. All rights reserved

        Appendix H: Form Letter to Broker, Dealer or Bank ("407" Letter)



                                               Date

VIA REGULAR MAIL

[Broker Name and Address]

         RE:  Account #

Dear                                :

     Grantham, Mayo, Van Otterloo & Co. LLC ("GMO"), my employer, is a registered investment adviser. In connection with GMO's Code of Ethics, and in order to comply with SEC insider trading regulations, employees are required to have duplicate confirmations of individual transactions sent to our compliance department. I would like to request duplicate confirmations for all transactions on the above-referenced account. They may be forwarded to the following address:

                           Compliance: Personal Trades
                           GMO LLC
                           40 Rowes Wharf
                           Boston, MA 02110

     Your cooperation is most appreciated. If you have any questions regarding this request, please contact me at (617) 330-7500.


                                               Sincerely,



                                               [Name of Employee]

Cc:  Compliance Department

                    Appendix I: List of GMO Sub-Advised Funds

This Appendix I will be continually updated on the GMO Legal Departments intranet website. Please consult the website for the most current list of sub-advised funds:

                         Evergreen Asset Allocation Fund
                         Evergreen Large Cap Value Fund
                 John Hancock Funds II International Stock Fund
                      John Hancock Funds II US Multi Sector
                       John Hancock Funds III Growth Fund
                John Hancock Funds III Growth Opportunities Fund
                 John Hancock Funds III International Core Fund
                John Hancock Funds III International Growth Fund
                   John Hancock Funds III Intrinsic Value Fund
                      John Hancock Funds III U.S. Core Fund
                 John Hancock Funds III Value Opportunities Fund
                        John Hancock Trust US Core Trust
                   John Hancock Trust International Core Trust
                        John Hancock Trust Managed Trust
                   John Hancock Trust U.S. Multi Sector Trust
         LargeCap Growth (a series of Principal Variable Contracts Fund)
                          MassMutual Growth Equity Fund
                           MGI Non-US Core Equity Fund
                             MML Growth Equity Fund
      Partners LargeCap Growth Fund (a series of Principal Investors Fund)
                             USAA Income Stock Fund
                             Vanguard Explorer Fund
                            Vanguard U.S. Value Fund
        Vanguard Variable Insurance Fund - Small Company Growth Portfolio

                     GMO U.K. Ltd. Code of Ethics Supplement

In order to comply with the FSA's personal account dealing rules and to allow for certain UK specific investment practices, this UK Supplement has been issued to all GMO UK staff as a supplement to the GMO Code of Ethics policy. In the event of a conflict between the Code of Ethics policy and the UK Supplement, the UK Supplement shall govern.

1. Application of the Code to Covered Accounts

     The Code of Ethics and the UK Supplement apply to all GMO UK employees, on-site consultants and "Covered Accounts". A "Covered Account" includes the employee's spouse and minor children and any person to whom the employee, in his or her personal capacity, gives share recommendations including, a relative, co-habitee, business partner or friend. GMO presumes that an employee exercises control or influence over a spouse's or minor child's personal account transactions and therefore any such transactions must comply with the Code of Ethics. All transactions by a Covered Account must be reported by the employee concerned.

2. Special Rules for Certain Investments and Investment Practices

     - UK Gilts: Transactions in UK Gilts are not subject to pre-clearance but must be reported quarterly.

     - PEP's and ISA's: Any proposed transaction for a PEP or ISA account must be pre-cleared unless an available exemption exists.

     - De Minimis Purchases and Sales of FTSE 100 stocks: Employees may purchase or sell up to a maximum of (pound)15,000 of any FTSE 100 stock once, within a five business day period without obtaining pre-clearance. All such transactions are subject to quarterly reporting. The large cap exemption does not apply to employees designated as Investment Personnel (i.e. Portfolio Managers and Traders). As a result pre-clearance must be obtained before placing a transaction.

     - Investment Trusts: Purchases and sales of investment trusts which hold predominantly UK equities are not subject to pre-clearance but are subject to quarterly reporting. Pre-clearance will be required for transactions in investment trusts holding non-UK stocks as such trusts may be purchased for client accounts from time to time.

     - Trades for accounts managed by an outside discretionary manager must be pre-cleared unless the Compliance Department has waived the pre-clearance obligation and the employee has arranged for quarterly certification from the outside manager stating that the individual or covered account has not influenced the discretionary manager's decisions during the period in question. A form letter requesting such quarterly certification may be obtained from the Compliance Department.

3. General Exemptions

     The restrictions do not extend to:

     (a) any transaction by you in an authorised unit trust, a regulated collective investment scheme or a life assurance policy (including a pension); or
     (b) any discretionary transaction entered into without consultation with you, where the discretionary account is not held with the firm.

4. Personal Account Procedures

     All trades subject to pre-clearance must be pre-cleared through the Compliance Department. To request pre-clearance, you must complete a Pre-Trade Authorisation Form ("PTAF") using the StarCompliance system. For all UK stocks above the de minimis amount, the Compliance Department will seek approval from the appropriate GMO UK fund manager. If the proposed personal account transaction is in a non-UK security and not subject to a de minimis U.S. large cap stock GMO exemption, this will be referred to the relevant Portfolio Manager and GMO's Compliance Department. Please note that there is a 3 business day blackout period after a trade has been executed, before a personal account trade may be executed. If your proposed trade is approved, you will have 5 business days in which to issue your instruction to trade. If you do not trade within 5 business days, you must seek pre-clearance again. If your proposed trade is denied, you may not trade.

     You must arrange for copies or duplicate confirmations or contract notes to be sent for the attention of the Compliance Department in respect of all personal account transactions which are subject to quarterly reporting. These include de minimis trades, UK Gilt transactions, discretionary trades and PEP/ISA account trades. Trades which are not subject to quarterly reporting are identified in the GMO Code of Ethics and include for example, trades in unit trusts, money market instruments and currencies. A form letter requesting copies of confirmations to be sent to GMO UK may be obtained from the Compliance Department.

5. Reporting of Transactions

     GMO UK and GMO must keep a record of all personal account transactions executed by GMO UK staff. Accordingly, you will be required to complete a quarterly report of personal trades form at the end of each quarter and an annual holdings disclosure at the end of September. These reports are submitted through StarCompliance.

     The quarterly forms must be completed within 10 calendar days of the last day of each quarter. The annual return must be completed by the end of October each year.

6. Personal Benefits (Inducements)

     You must not accept from any person any benefit or inducement which is likely to conflict with your duties to GMO UK or any of GMO UK's clients. For the detailed rules, see section 9.2 of the Compliance and Procedures Manual. If you have any questions regarding personal benefits and inducements you should consult the Compliance Department.

7. Counselling and procuring

     If the Code of Ethics provisions preclude you from entering into any transaction, you cannot:

     (a) advise or cause any other person to enter into such a transaction; or
     (b) communicate any information or opinion to any other person,

     if you know, or have reason to believe, that the other person will as a result enter into such a transaction or cause or advise someone else to do so.

     This does not apply to actions that you take in the course of your employment with us. For example, the fact that you are yourself prohibited from dealing in a certain stock as a result of one of the provisions above does not necessarily mean that you are precluded from dealing for the client's account, subject to the insider dealing legislation summarised in 8 below.

8. Summary of insider dealing legislation

     The UK insider dealing provisions contained in part V of the Criminal Justice Act 1993 (the "Act") are complex, and if you would like fuller details or are in any doubt whether a particular transaction would be prohibited, you should consult the Compliance Department.

     The Act applies to all securities traded on a regulated market (which currently includes all EC stock exchanges, LIFFE, OMLX and NASDAQ) and to warrants and derivatives (including index options and futures) relating to these securities even if these warrants and derivatives are only "over the counter" or otherwise not publicly traded.

     In broad terms, and subject to the exemptions provided by the Act, the Act makes it a criminal offence, with a maximum penalty of seven years imprisonment and an unlimited fine, for an individual who has non-public information to deal in price-affected securities (including warrants or derivatives relating to them) on a regulated market; or deal with or through a professional intermediary; or by acting himself as a professional intermediary. Securities are "price-affected" if the inside information, if made public, would be likely to have a significant effect on the price of the securities. This applies to all companies' securities affected by the information, whether directly or indirectly (for example, competitors of a company about to bring out a new product).

     The Act applies whether you deal as part of your employment or on your own account. It also applies to information which you obtain directly or indirectly from an insider whether or not in the course of your employment (for example, by social contacts).

     (1) If you are precluded from dealing, normally you are also prohibited from dealing on behalf of the firm or a client (except perhaps on an unsolicited basis);

     (2) Procuring or encouraging another person to deal in the price-affected securities (whether or not the other person knows they are price-affected); and

     (3) Passing the inside information to another person other than in the proper performance of your employment.

     It is possible for a transaction which involves insider dealing to constitute an offence otherwise than under the insider dealing provisions of the Criminal Justice Act. In particular, under section 118 of the Financial Services and Markets Act 2000 a person who "dishonestly conceals any material facts" is guilty of an offence if he does so for the purpose of inducing, or is reckless as to whether it may induce, another person (whether or not the person from whom the facts are concealed) to buy or sell an investment, or to refrain from buying or selling and investment. This offence could well be committed by a person who conceals price sensitive information from a counterparty to induce him to deal, if the concealment is dishonest.

                 GMO Australia Limited Code of Ethics Supplement

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code") and Personal Trading Policies and Procedures manual.

Authorisation

Authorisation must be sought by all staff members prior to trading via the StarCompliance system.

Exemption from Authorisation Requirement

Authorisation for purchasing securities in an unrestricted public offer is not required.

GMOA Trading

Securities that are held in the GMOA trusts or individually managed portfolios:
o may not be traded by staff during the 3 working days before and after re-balancing* by GMOA.
o and are not being traded as part of the re-balancing* by GMOA may be traded during this 6 working day period subject to pre-authorisation.

Staff may trade securities at any other time subject to the pre-authorisation.

*Re-balancing includes normal monthly trading and any other trading as a result of cash flows.

     GMO Renewable Resources Limited (New Zealand) Code of Ethics Supplement

The following policies and procedures are in addition to, and where relevant supersede the policies and procedures detailed in the GMO Code of Ethics (the "Code").

1. General Exemptions

The restrictions do not extend to:

     (a) New Zealand Government Securities


2. De Minimis Purchases and Sales of NZSX 50 Index stocks by non-Investment Personnel

Purchases or sales by Access Persons who are not portfolio managers or trading staff of less than NZ$40,000 of common stock of issuers who are not timber or timber-related and are listed in the New Zealand Stock Exchange Top 50 Companies (NZSX 50 Index) as of the date of such purchases or sales, provided that the Access Person is not aware of pending transactions by a GMO Fund or Account with respect to such stock. This exemption from pre-clearance may be utilized once per security within multiple accounts during a pre-clearance period so long as the total across all accounts is less than NZ$40,000;

The NZSX 50 index contains the top fifty securities ranked by tradable equity quoted on the New Zealand Stock Exchange.